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                                                                      Exhibit 23


INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors
Sel-Leb Marketing, Inc.


We hereby consent to incorporation by reference in the Registration Statement (No. 333-19625) on Form S-8 of our report dated March 23, 1997 related to the financial statements of Sel-Leb Marketing, Inc. as of December 31, 1996 and for the two years in the period ended December 31, 1996 which report appears in the December 31, 1996 annual report on Form 10-KSB of Sel-Leb Marketing, Inc.




GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

April 15, 1997